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                                  EXHIBIT 23.1
                             CONSENT OF ACCOUNTANTS




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 2001, on the consolidated financial statements of Woronoco Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Woronoco Bancorp, Inc. for the year ended December 31, 2000.



/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 21, 2001